UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On June 15, 2020, Hancock Jaffe Laboratories, Inc. (the “Company”) announced that it received on June 8 formal notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) had determined to grant the Company’s request for continued listing on The Nasdaq Capital Market, pursuant to an extension through July 31, 2020, to evidence compliance with the minimum $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b). The Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision; however, there can be no assurance that it will be able to do so by July 31, 2020, or that the Panel will grant a further extension if required, notwithstanding the fact that the Panel has the discretion to grant an extension through October 12, 2020, pursuant to the Nasdaq Listing Rules.

As previously disclosed, on April 14, 2020, the Company received written notice from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that, due to the Company’s continued non-compliance with Nasdaq Listing Rule 5550(b), the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Panel. The Panel’s decision dated June 8, 2020 follows the Company’s hearing before the Panel, at which the Company requested continued listing pursuant to an extension through July 31, 2020, to evidence full compliance with the stockholders’ equity requirement and its continued compliance with all other applicable requirements for continued listing on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: June 15, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer